Exhibit 23.2

Consent of Independent Auditor

We consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of our report dated August 29, 2018, relating to the financial statements of Veth Propulsion Holding B.V. and its subsidiaries for the year ended December 31, 2017, appearing in the current report on Form 8-K/A of Twin Disc, Incorporated filed August 29, 2018.

We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ RSM US LLP

Milwaukee, Wisconsin

August 31, 2018